UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

United States Steel Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following email was sent to employees of United States Steel Corporation on March 18, 2024:

From: Office of the CEO
Subject: Nippon Steel's Letter to PA Residents
Date: Monday, March 18, 2024 8:44:46 AM
Attachments: NSC_OpenLetter_FINAL 3-14-24.pdf
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U. S. Steel

David B. Burritt

PRESIDENT & CHIEF EXECUTIVE OFFICER



TO: U.S.-based Manager+ Employees

DATE: Monday, March 18, 2024

Dear Colleagues,

Over the weekend, Nippon Steel (NSC) published an open letter addressed to all Pennsylvanians in several of the state's largest newspapers. The letter has been reprinted and mailed to all of our Pennsylvania-based employees. To ensure that you have a copy, it is attached to this email for your reference.

In order to communicate accurately and effectively with your teams about this letter, we wanted to highlight the important points so you can more easily engage with your teams. **Please use these points to help guide conversations.**

1. NSC will not cut any jobs, close any facilities, or move any production overseas as a result of this transaction.

2. NSC is committed to U. S. Steel's iconic name and brand, which will not change. In addition to keeping our own Pittsburgh headquarters, NSC will move its North American headquarters to Pittsburgh from Houston.

3. NSC wants to invest in our entire company. They are dedicated to our iron ore and blast furnace facilities and are looking for new ways to invest in the company and incorporate their world-leading technologies into our current processes to improve our products and operations as well as support our shared decarbonization goals.

4. Our partnership with NSC will benefit our customers, driving efficiencies and innovation that will strengthen America's domestic supply chain for critical industries.

5. NSC is committed to continuing discussions with the United Steelworkers (USW) because they know that our exceptional workforce is key to creating America’s best steelmaker. They have offered specific commitments related to facility investment and technology sharing and have the financial wherewithal to uphold all agreements currently in place between the USW and U. S. Steel. Thank you for your continued leadership and support. As always, please do not hesitate to reach out to your supervisor or respective SLT member with any questions. Also, please visit bestdealforamericansteel.com for more information about the transaction and to sign up to receive updates when new information is posted. Now let’s all get back to work ... safely. Best Dave

Dear Pennsylvanians, Nippon Steel is excited to grow U. S. Steel into the best steelmaker in America, making it more technologically advanced, more environmentally sustainable, and better able to manufacture high-quality American-made steel products. This partnership will protect and grow jobs. It will ensure that plants stay in Pennsylvania and it will increase the supplier base across the state. We know you’ve had questions about our plans for this iconic company. Over the past few months, we’ve met with union leaders, elected of cials, and community members to listen and share our story. I want to take this opportunity to tell you how our partnership will bene t U. S. Steel, its workers, the American steel industry, and communities across Pennsylvania. The United States is currently the world’s fastest growing market for high-grade steel. • We see a massive opportunity to support U. S. Steel’s focus on manufacturing high-quality products to meet the increasing global demand for steel and strengthen America’s supply chain for critical domestic industries. • Nippon Steel’s global footprint and leading-edge advanced technologies combined with U. S. Steel’s trusted brand and exceptional workforce will create America’s best steelmaker – with signi cant bene ts for suppliers and vendors throughout Pennsylvania. • We’re excited to build on our 40+ years of successfully managing steel facilities in America, including the legendary Standard Steel in Burnham, Pennsylvania and Wheeling Nippon Steel in West Virginia – a major customer of U. S. Steel’s Mon Valley Works. We have also been importing metallurgical coal to Japan from Pennsylvania and other states for the past 70 years. We want to invest in all of U. S. Steel. • There is great value to be realized across the company’s iron ore, blast furnace, and electric arc furnace facilities. • Every corner of the company will bene t from our sizable R&D budget and our world-leading technologies related to product, operational, and decarbonization. • Our partnership will serve U. S. Steel’s customers more ef ciently and sustainably across automotive, renewable energy, infrastructure, and other key industries. • We look forward to supporting Pennsylvania’s best-in-class research institutions, and we are already in discussions with Carnegie Mellon University to advance green technology in steelmaking. We want U. S. Steel’s employees to share in its future success – including its unionized workforce. • We will continue to honor all agreements currently in place between the United Steelworkers (USW) and U. S. Steel. • As we are three times larger than U. S. Steel and enjoy an investment-grade credit rating, Nippon Steel has the nancial wherewithal to uphold these agreements. • We remain engaged with the USW, and have offered a number of speci c commitments related to job security, investment in facilities, and technology sharing. The best of U. S. Steel is here to stay. • We will not cut jobs, close facilities, or move production overseas as a result of this transaction. • U. S. Steel’s powerful name and brand will not change. • Not only are we keeping the Pittsburgh headquarters – which other bidders would not be able to do – but we are planning to move Nippon Steel’s existing U.S. headquarters from Houston to Pittsburgh. We’re confi dent that Nippon Steel’s fi nancial and technological strength make us the right partner to ensure that Pennsylvania will be home to a world-leading steelmaker – and we look forward to a long and prosperous partnership with Keystone State. Yours very truly, Takahiro Mori Representative Director and Executive Vice President, Nippon Steel Nippon Steel is Committed to Pennsylvania PAID ADVERTISEMENT PAID FOR BY NIPPON STEEL

Additional Information and Where to Find It

This communication relates to the proposed transaction between the United States Steel Corporation (the “Company”) and Nippon Steel Corporation (“NSC”). In connection with the proposed transaction, the Company has filed and will file relevant materials with the United States Securities and Exchange Commission (“SEC”), including the Company’s proxy statement on Schedule 14A (the “Proxy Statement”), a definitive version of which was filed with the SEC on March 12, 2024. The Company commenced disseminating the definitive Proxy Statement to stockholders of the Company on or about March 12, 2024. The Company may also file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for the Proxy Statement or for any other document that may be filed with the SEC in connection with the proposed transaction. The proposed transaction will be submitted to the Company’s stockholders for their consideration. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT (A DEFINITIVE FILING OF WHICH HAS BEEN MADE WITH THE SEC), AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NSC AND THE PROPOSED TRANSACTION.

The Company’s stockholders will be able to obtain free copies of the definitive Proxy Statement, as well as other documents containing important information about the Company, NSC and the proposed transaction once such documents are filed with the SEC, without charge, at the SEC’s website (www.sec.gov). Copies of the Proxy Statement and the other documents filed with the SEC by the Company can also be obtained, without charge, by directing a request to United States Steel Corporation, 600 Grant Street, Suite 1884, Pittsburgh, Pennsylvania 15219, Attention: Corporate Secretary; telephone 412-433-1121, or from the Company’s website www.ussteel.com.

Participants in the Solicitation

NSC, the Company and their directors, and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of the Company who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, a definitive version of which was filed with the SEC on March 12, 2024. Information about these persons is included in each company’s annual proxy statement and in other documents subsequently filed with the SEC, and was included in the definitive version of the Proxy Statement filed with the SEC. Free copies of the Proxy Statement and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This communication contains information regarding the Company and NSC that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, the construction or operation of new or existing facilities or capabilities, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s or NSC’s control. It is possible that the Company’s or NSC’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company or NSC, as applicable, believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s or NSC’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); the possibility that the Company’s stockholders may not approve the proposed transaction; the risks and uncertainties related to securing the necessary stockholder approval; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock or NSC’s common stock or American Depositary Receipts; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or NSC to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and Form 10-K for the year ended December 31, 2023, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. Risks related to NSC’s forward-looking statements include, but are not limited to, changes in regional and global macroeconomic conditions, particularly in Japan, China and the United States; excess capacity and oversupply in the steel industry; unfair trade and pricing practices in NSC’s regional markets; the possibility of low steel prices or excess iron ore supply; the possibility of significant increases in market prices of essential raw materials; the possibility of depreciation of the value of the Japanese yen against the U.S. dollar and other major foreign currencies; the loss of market share to substitute materials; NSC’s ability to reduce costs and improve operating efficiency; the possibility of not completing planned alliances, acquisitions or investments, or such alliances, acquisitions or investments not having the anticipated results; natural disasters and accidents or unpredictable events which may disrupt NSC’s supply chain as well as other events that may negatively impact NSC’s business activities; risks relating to CO2 emissions and NSC’s challenge for carbon neutrality; the economic, political, social and legal uncertainty of doing business in emerging economies; the possibility of incurring expenses resulting from any defects in our products or incurring additional costs and reputational harm due to product defects of other steel manufacturers; the possibility that we may be unable to protect our intellectual property rights or face intellectual property infringement claims by third parties; changes in laws and regulations of countries where we operate, including trade laws and tariffs, as well as tax, environmental, health and safety laws; and the possibility of damage to our reputation and business due to data breaches and data theft. All information in this communication is as of the date above. Neither the Company nor NSC undertakes any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s or NSC’s expectations whether as a result of new information, future events or otherwise, except as required by law.